Exhibit 23.2
                                                                    ------------


IRIS International, Inc.
Chatsworth, California

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated February 27, 2004, except for Note 7, which is as of March 11, 2004, relating to the consolidated financial statements of IRIS International, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2003.

We also consent to the reference to us under the heading "Experts" in the Prospectus.



/s/ BDO Seidman, LLP
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Los Angeles, California

May 21, 2004